UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 16, 2006

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On March 16, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") took the following action relating to Fiscal 2006 compensation for certain executive officers of the Company:

The Committee established a new annual base salary level of $1,000,000 for James V. O'Donnell, the Company's Chief Executive Officer, effective as of the beginning of Fiscal 2006, and established an annual cash bonus target under the Company's Management Incentive Plan (the "Bonus Plan") of 120% of Mr. O'Donnell's base salary. The actual annual cash bonus payment will range from zero at threshold, to 100% at target and 200% if the Company's outstanding annual cash bonus and restricted stock EPS goals are achieved for Fiscal 2006. Additionally, the Committee approved a grant of 200,000 shares of Restricted Stock to Mr. O'Donnell, which will vest based on achievement of the annual cash bonus and restricted stock EPS goals ranging from 0% of the shares at threshold to 100% at target.  If the threshold annual cash bonus and restricted stock EPS goal is not met the shares shall be forfeited.

Long Term Incentive Plan Performance Goals and Bonus Targets

The Committee established long term incentive ("LTI") performance goals under the Bonus Plan based on the Company's income per common share, fully diluted, excluding certain charges, at three levels, "threshold", "target" and "outstanding" (the "LTI EPS Goals"). The LTI EPS Goals are different than, and in some cases lower than, the EPS Goals established for annual cash bonus and restricted stock awards. Additionally, the Committee established individual LTI bonus targets under the Bonus Plan as a percentage of the respective participant's base salary, with the actual bonus amounts ranging from zero below the threshold LTI EPS Goal, to 25% of the targeted percentage amount at the threshold LTI EPS Goal, 100% at the target LTI EPS Goal and 200% if the outstanding LTI EPS Goal is achieved or exceeded for Fiscal 2006. If the LTI bonuses are earned, they will be credited to an LTI account for each individual participant. The individual will be credited with any investment gains or losses in the LTI account based upon self-directed investment choices. Payment of one third of the total amount in the LTI account, including contributions related to prior years, will be paid to the participant beginning in Fiscal 2008, with 100% of the account paid out on retirement, death or disability. All payments are forfeited in the event of a voluntary termination of employment and, subject to the discretion of the Committee, will also be forfeited as a result of an involuntary termination of employment.

The following table sets forth the individual LTI award target percentages of the indicated named executive officers:

Name and Principal Position	Fiscal 2006 Base Salary	LTI Bonus (% of Base Salary)
James V. O'Donnell Chief Executive Officer	$1,000,000	60%
Roger S. Markfield Vice Chairman	$570,000	50%
Susan P. McGalla President and Chief Merchandising Officer, American Eagle Brand	$850,000	45%
LeAnn Nealz Executive Vice President and Chief Design Officer	$665,000	38%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: March 22, 2006	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President - General Counsel and Secretary